Exhibit 10.9

Amended 3/19/02
Amended 6/3/02
Amended 8/23/02
Amended 12/30/03
Amended 4/7/04
Amended 2/17/06
Amended 5/4/07
Amended 12/10/07
BIOTROVE, INC.
AMENDED 2000 STOCK PLAN
Section 1
Title
     This Plan shall be known as the “BioTrove, Inc. 2000 Stock Plan.”
Section 2
Purpose
     The purpose of the Plan is to advance the interests of BioTrove, Inc., a Delaware corporation (the “Company”) by providing key employees and certain other persons with opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as “incentive stock options” (“ISOs”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”); (b) the grant of options which do not qualify as ISOs (“Non-Qualified Options”); and (c) the grant of Restricted Stock award. Both ISOs and Non-Qualified Options are referred to hereafter individually as an “Option” and collectively as “Options”; collectively, with Restricted Stock Awards, the “Awards”).
Section 3
Administration
          3.1 The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee appointed by the Board (the “Committee”). Hereinafter, all references in this Plan to the “Committee” shall mean the Board if no Committee has been appointed.
          3.2 Subject to ratification of the grant or authorization of each Award by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of persons eligible under Section 4 to receive Options) Awards shall be granted; (ii) determine the time or times at which Awards shall be granted; (iii) determine the purchase price of shares subject to each Award, which prices with respect to Options shall not be less than the minimum price specified in Section 7; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to Section 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine any other provisions applicable to the Awards and the shares of Common Stock issuable upon exercise thereof; (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it; and (viii) make all other determinations necessary or advisable for administration of the Plan.
          3.3 The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted under it shall be final and conclusive unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable.
          3.4 No member of the Board or the Committee nor any officer, director, employee or agent of the Company shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.
Section 4
Eligibility
          4.1 The Committee may grant Awards to those employees, officers, directors, consultants and advisors whom the Committee, in its sole discretion, identifies as being in a position which enables such individuals to contribute to the continued growth, development and future financial success of the Company.
          4.2 A director, officer or other person who is not also an employee of the Company shall not be eligible to receive an ISO.
          4.3 The granting of any Award to any individual shall neither entitle that individual to, nor disqualify him from, participation in any other grant of Awards.
Section 5
Stock Reserved For Awards
          5.1 Subject to adjustment as provided in Section 14, the maximum number of shares of Common Stock of the Company, par value $0.01 per share (the “Common Stock”) to be reserved for issuance under the Plan shall be 2,707,562 shares of Common Stock.
          5.2 Any and all of the shares subject to Awards under the Plan may be authorized but unissued shares of Common Stock, or issued shares of Common Stock that have been or shall have been reacquired by the Company, as the Board may from time to time determine.
          5.3 If any Award granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Award shall again be available for grants of Awards under the Plan unless the Plan shall have been terminated.

Section 6
Granting of Options
          6.1 Subject to the limitations of the Plan, the Committee may, after consultation with and consideration of the recommendations of management and the Board as the Committee deems desirable, select those individuals to be granted Options (“Optionees”) and determine the time when each such Option shall be granted and such other terms of each Option. The Committee shall clearly designate and identify each Option at the time it is granted as either an ISO or a Non-Qualified Option, as the case may be. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it grants the Option; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.
          6.2 The Committee may grant both ISOs and Non-Qualified Options to the same employee, and the exercise of one such Option does not in any way affect the employee’s right to exercise the other.
          6.3 The grant of any Option under the Plan shall be evidenced by the execution of a written Option Agreement (“Option Agreement”) between the Company and the Optionee. Such Option Agreement shall set forth the date of grant of the Option, the exercise price, the term of the Option, the designation of the Option as an ISO or Non-Qualified Option, and the time or times and the conditions upon the happening of which the Option shall become exercisable. Such Option Agreement shall also set forth the restrictions, if any, with respect to which the shares of Common Stock to be purchased thereunder shall be subject, the restrictions, if any, on the repurchase of the shares of Common Stock by the Company, and such other terms and conditions as the Committee shall determine which are consistent with the provisions of the Plan and applicable laws and regulations.
          6.4 An Option shall expire ten (10) days after delivery to the Optionee of the Option Agreement unless an Option Agreement shall have been signed by the Optionee to whom the Option is granted and returned to the Company within such period.
Section 7
Option Price
          7.1 The exercise price per share specified in the Option Agreement relating to each Non-Qualified Option granted under the Plan shall be determined by the Committee, without regard to the provisions of Section 7.2 and 7.3 hereof.
          7.2 The exercise price per share specified in the Option Agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

          7.3 Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.
          7.4 If the Common Stock is not publicly traded at the time an Option is granted under the Plan, “fair market value” shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate. If, at the time an Option is granted under the Plan, the Company’s Common Stock is publicly traded, “fair market value” shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ Stock Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ Stock Market.
Section 8
Term of Options
          8.1 Subject to earlier termination as provided in paragraphs 10 and 11 or in the Option Agreement, the Committee, in its discretion, shall prescribe the period during which Options may be exercised; provided that an ISO shall not be exercisable more than ten years from the date of grant in the case of ISOs generally and provided further that ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, as determined under Section 7.2, shall not be exercisable more than five years from the date of grant.
          8.2 In the Option Agreement, the Committee, in its discretion, may prescribe any conditions or events upon which the period during which an Option may be exercised may be shortened or terminated.
Section 9
Exercise of Options
          9.1. Subject to the provisions of Sections 10 and 11, the Committee, in its discretion, shall prescribe in the Option Agreement the manner in which, the number and size of installments (which need not be equal) for which, and the contingencies upon which an Option may be exercised during its term.
          9.2 Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option.

          9.3 Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of whole shares with respect to which it is then exercisable. If an Optionee does not purchase all the shares that the Optionee shall be entitled to purchase in any given installment, the Optionee’s right to purchase the remaining shares shall continue until expiration of such Option. No less than 100 shares may be purchased at one time unless the number purchased is the total number that may be then purchased under the Option.
          9.4 The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an Optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 17) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 7.3.
Section 10
Termination of Employment
          10.1 Unless otherwise specified in the agreement relating to such ISO, if an ISO Optionee ceases to be employed by the Company (including retirement) other than by reason of death or disability as defined in Section 11, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) ninety (90) days after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to Section 17 hereof.
          10.2 For purposes of this Section 10, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such Optionee’s right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this Section 10, provided that such written approval contractually obligates the Company to continue the employment of the Optionee after the approved period of absence.
          10.3 Nothing in the Plan (or, unless specifically provided therein, in any Option Agreement) shall be deemed to give any grantee of any Option the right to be retained in employment by the Company for any period of time.
          10.4 The Committee, in its discretion, shall determine the extent, if any, to which the grantee of a Non-Qualified Option may exercise said Option upon his or her termination of employment with the Company. If not otherwise specified in a Non-Qualified Option Agreement, a Non-Qualified Option must be exercised no later than the thirtieth (30th) day after the Optionee’s termination of employment with the Company.

Section 11
Death or Disability
          11.1 Unless otherwise specified in the agreement relating to such ISO, if an ISO Optionee ceases to be employed by the Company by reason of his or her death, any ISO owned by such Optionee may be exercised, to the extent otherwise exercisable on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) twelve (12) months from the date of the Optionee’s death.
          11.2 If an ISO Optionee ceases to be employed by the Company by reason of his or her disability, such Optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of the specified expiration date of the ISO or twelve (12) months from the date of the termination of the Optionee’s employment. For the purposes of the Plan, the term “disability” shall mean “permanent and total disability” as defined in Section 22(e) (3) of the Code or any successor statute.
          11.3 The Committee, in its discretion, shall determine the extent, if any, to which the grantee of a Non-Qualified Option may exercise said Option upon his or her termination of employment with the Company by reason of his or her disability or to which a legal representative of a deceased holder of a Non-Qualified Option may exercise said Option after the death of the Optionee. If not otherwise specified in a Non-Qualified Option Agreement, a Non-Qualified Option must be exercised no later than ninety (90) days after the Optionee’s termination of employment with the Company by reason of disability or death.
Section 12
Means of Exercising Options
          12.1. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefore either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock that have been owned by the Optionee for more than six months on the date of surrender (or cancellation of a portion of the Option) having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Committee, by any combination of (a) and (b). If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the method set forth in clauses (b) or (c) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question.
          12.2 As soon as practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the shares of Common Stock purchased. Until the issuance of such stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the shares of Common Stock. Except as expressly provided in Section 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.
Section 13
Transferability of Options
          13.1 Except as otherwise provided in an Option Agreement pertaining to Non-Qualified Options, (i) no Option shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution nor shall an Option be subject to attachment, execution or similar process. Except as set forth in the previous sentence and, except as otherwise provided in an Option Agreement pertaining to Non-Qualified Options, during the lifetime of a grantee each Option shall be exercisable only by such grantee.
          13.2 In the event of (a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided in this Plan, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.
          13.3 If deemed necessary or appropriate by the Committee, each Option Agreement may contain such provisions consistent with this Plan as the Committee, in its discretion, may determine to be appropriate for restriction on the transfer and redemption by the Company or other disposition of all shares pursuant to the Option received by the Optionee (or his legal representatives), notwithstanding any tax consequences to the Optionee of such redemption or other disposition, including, without limitation, restrictions on transfers pursuant to any buy-sell agreement or stockholder agreement to which the Optionee is a party, under the Securities Act of 1933, as amended (the “Securities Act”), and under any blue sky or securities law applicable to such Common Stock. The Company may cause a restrictive legend to be placed on any certificate issued with respect to the Common Stock acquired upon exercise of an Option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.
Section 14
Restricted Stock
          14.1 Grant of Restricted Stock. The Committee may award shares of Restricted Stock and determine the purchase price, if any, therefor, the duration of the restricted period, if any, during which the Restricted Stock is subject to forfeiture and/or restrictions on transferability (“Restricted Period”), the conditions, if any, under which the Shares may be forfeited to or repurchased by the Company and any other terms and conditions of the Awards. The Committee may modify or waive any restrictions, terms and conditions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for such consideration, if any, as is determined by the Committee, subject to applicable law.

          14.2 Transferability. Except as set forth in the applicable Award Agreement, Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Furthermore, the Award of Shares of Restricted Stock may be made subject to a repurchase right or right of first refusal, with respect to the Shares of Restricted Stock, in favor of the Company, its designee and certain stockholders of the Company upon the occurrence of certain specified events.
          14.3 Evidence of Award. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the Restricted Period(s), the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant.
          14.4 Shareholder Rights. A Participant shall have all the rights of a shareholder with respect to Restricted Stock awarded, including voting and dividend rights, unless otherwise provided in the Award Agreement.
          14.5 Deferred Compensation. To the extent that any Award of Shares of Restricted Stock may constitute a deferral of compensation, the Award shall comply with the requirements of Section 409A of the Code as set forth in the corresponding Award Agreement.
          14.6 Vesting of Restricted Stock. Except as otherwise expressly provided in the Award Agreement pursuant to which Shares of Restricted Stock are issued, all such Shares issued under the Plan shall be subject to vesting (unless waived by the Committee) in accordance with the following schedule: vesting shall occur over a three (3) year period, on a quarterly basis, commencing on the last day of the first calendar quarter ending after the Grant Date, and on the third anniversary of the Grant Date, each such quarterly installment to be in an equal number of shares (pro rated based on actual number of days elapsed for any partial calendar quarter).
Section 15
Adjustments Upon Changes in Capitalization and “Terminating Transaction” Events
          15.1 Upon the occurrence of any of the following events, a Participant’s rights with respect to Awards granted to such Participant hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Award Agreement:
                    A. Stock Dividends and Stock Splits. If the shares of Common Stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of its Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Awards shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                    B. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than in connection with a transaction described in subparagraph C below) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an Optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization. Notwithstanding the foregoing, any adjustment under this Section shall not be permitted to the extent that the individual Award or this Plan, in general, would constitute deferred compensation subject to Section 409A of the Code unless the Award Agreement sets forth the terms and conditions necessary to comply with the requirements of Section 409A of the Code.
                    C. “Terminating Transaction” Events. Except as otherwise provided herein or in an Award Agreement, upon the consummation of a Terminating Transaction, the Board may, in its discretion, take any one or more of the following actions, as to outstanding Options: (i) provide that such Options (or portions thereof) shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), with appropriate adjustments as to the number and kinds of shares or units and exercise prices; (ii) upon written notice to the Optionees, provide that the Plan and all unexercised Options (or portions thereof) will terminate immediately prior to the consummation of the Sale of the Company unless exercised by the Optionee within a specified period of time; (iii) in the event that such Sale of the Company is a merger or other transaction under the terms of which holders of Common Stock of the Company will receive upon the consummation thereof a cash payment for each share surrendered in the merger or other transaction (the “Transaction Price”), make or provide for a cash payment to the Optionees equal to the difference between (A) the Transaction Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding Options that shall become exercisable in full immediately prior to such event; (iv) terminate any restrictions applicable to shares of Restricted Stock; or (v) repurchase (or cause the surviving or acquiring entity to purchase) any shares of Restricted Stock for such amounts, if any, as the Board determines to be appropriate in its sole discretion.
          For purposes of this Plan, “Terminating Transaction” means a single transaction or series of related transactions, other than a Public Offering, pursuant to which a Person or Persons other than existing stockholders of the Company (i) acquires capital stock of the Company possessing the voting power to elect a majority of the Board, (ii) consummates a merger, amalgamation or consolidation with the Company as a result of which the stockholders of the Company who own common stock or other voting securities prior to such transaction(s) shall own, directly or indirectly, less than fifty percent (50%) of the voting securities of the surviving entity, or (iii) acquire all or substantially all of the assets of the Company.
          For purposes of this Plan, “Person” shall mean an individual, corporation, limited liability company, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

          For purposes of this Plan, “Public Offering” shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale by the company of Common Stock.
          15.2 Notwithstanding the foregoing, any adjustments made pursuant to Section 14.1(a), (b), or (c) above with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.
          15.3 The Company may grant Options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board considers appropriate in the circumstances.
          15.4 In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.
          15.5 Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Awards. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.
          15.6 No fractional shares shall be issued under the Plan and the Participant shall receive cash in lieu of such fractional shares.
          15.7 Upon the happening of any of the events described in Section 15.1 above, the class and aggregate number of shares set forth in Section 5 hereof that are subject to Awards which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this Section 15 and, subject to Section 3, its determination shall be conclusive.
Section 16
Conversion of ISOs into Non-Qualified Options
          16.1 The Committee, at the written request or with the written consent of any Optionee, may in its discretion take such actions as may be necessary to convert such Optionee’s

ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Optionee is an employee of the Company at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs.
          16.2 At the time of such conversion, the Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan.
          16.3 Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.
Section 17
Cancellation of Options
     Except as otherwise expressly provided in the agreement pursuant to which an Option is issued, the Board may, in its sole discretion, in cases involving a serious breach of conduct by an employee or former employee, or activity of a former employee in competition with the business of the Company, cancel any Option, whether vested or not, in whole or in part. Such cancellation shall be effective as of the date specified by the Board but may not be retroactive. Activities which shall constitute a serious breach of conduct include: (i) the disclosure or misuse of confidential information or trade secrets; (ii) activities in violation of the policies of the Company, including without limitation, the Company’s insider trading policy; (iii) the violation or breach of any material provision in any employment contract or agreement among the Optionee and the Company; and (iv) engaging in conduct relating to the Optionee’s employment with the Company for which either criminal or civil penalties may be sought. The determination of whether an employee or former employee has engaged in a serious breach of conduct or activity in competition with the business of the Company shall be determined by the Board in good faith and in sole discretion.
Section 18
Termination and Amendment of Plan
          18.1 This Plan was adopted by the Board of Directors on December 1, 2000 (the “Effective Date”). Unless terminated earlier by the Board, the Plan shall terminate on the tenth anniversary of the Effective Date.
          18.2 The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Section 14); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for grants of ISOs may not be modified; (d) the provisions of Section 6 regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to Section 14); or (e) the expiration date of the Plan may not be extended.
          18.3 Except as otherwise provided in this Section 18, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee’s consent, under any Award previously granted to such grantee.
Section 19
Notice to Company of Disqualifying Disposition
     By accepting an ISO granted under the Plan, each Optionee agrees to notify the Company in writing immediately after he makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or (b) the date one year following the date the ISO was exercised.
Section 20
Withholding of Additional Income Taxes
          20.1 Upon the exercise of a Non-Qualified Option, the making of a Disqualifying Disposition (as defined in Section 19), the vesting or transfer of securities acquired on the exercise of an Option or lapse of the Restricted Period with respect to Restricted Stock hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income, which amount shall not exceed the minimum statutory withholding amount. The Committee in its discretion may condition the exercise of an Option, the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the Participant’s making satisfactory arrangement for such withholding. Such arrangement may include payment by the Participant in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the Participant’s delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of an Option or vesting of Restricted Stock shares having an aggregate fair market value equal to the minimum amount required to be withheld.
          20.2 Any adverse consequences incurred by the Participant with respect to the use of the shares of Common Stock to pay any part of the exercise price of any tax in connection with the exercise of an Option, including, without limitation, any adverse tax consequences as a result of a Disqualifying Disposition within the meaning of Section 422 of the Code, shall be the sole responsibility of the Participant.

Section 21
Governing Law
     The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.
Adopted by the Board of Directors as of December 1, 2000.
Adopted by the Stockholders as of November 29, 2001.
AMENDMENTS:
     On March 19, 2002, the Board of Directors and a majority of the Stockholders approved an amendment to this Plan to increase the number of shares available for grant from 98,500 (on a pre-split basis) to 205,000 (on a post-split basis).
     On May 31, 2002, the Board of Directors approved an amendment to this Plan to increase the number of shares available for grant from 205,000 to 243,230.
     On August 23, 2002, the Board of Directors and a majority of the Stockholders approved an amendment to this Plan to increase the number of shares available for grant from 235,730 to 714,823.
     On December 30, 2003, the Board of Directors and on December 30, 2003, a majority of the Stockholders approved an amendment to this Plan to increase the number of shares available for grant from 714,823 to 932,131.
     On April 7, 2004, the Board of Directors and a majority of the Stockholders approved an amendment to this Plan to increase the number of shares available for grant from 932,131 to 1,329,517.
     On February 17, 2006, the Board of Directors and a majority of the Stockholders approved an amendment to this Plan to increase the number of shares available for grant from 1,329,517 to 1,829,517.
     On November 3, 2006, the Board of Directors and on December 18, 2006 a majority of the Stockholders approved an amendment to this Plan to increase the number of shares available for grant from 1,829,517 to 2,355,861.

     On May 4, 2007, the Board of Directors and a majority of the Stockholders approved an amendment to this Plan to increase the number of shares available for grant from 2,355,861 to 2,707,562.
     On December 4, 2007, the Board of Directors and on December 10, 2007 a majority of the Stockholders approved an amendment to this Plan to increase the number of shares available for grant from 2,707,562 to 3,238,262.

BioTrove, Inc.
By:	/s/ Albert A. Luderer
	Name:	Albert A. Luderer, Ph.D.
	Title:	President & CEO